EXHIBIT 5.1









                                              July 24, 1997


CTI Industries Corporation
22160 North Pepper Road
Barrington, Illinois 60010

Attention:  President

         Re:      CTI Industries Corporation
                  Registration Statement on Form SB-2

Ladies and Gentlemen:

         CTI Industries Corporation (the "Company") has filed with the United States Securities and Exchange Commission (the "Commission"), a Registration Statement on Form SB-2 (Commission Registration No. _________), with respect to which this opinion is to be an exhibit, relating to the proposed sale:

                  1. By the Company of 1,333,333 previously unissued units ("Units"), consisting of up to 1,333,333 previously unissued shares of its common stock, $.065 par value ("Common Stock") and 1,333,333 previously unissued five year redeemable warrants ("Warrants") and 1,333,333 previously unissued shares of Common Stock underlying these Warrants ("Underlying Common Stock");

                  2. By the Company of 199,999 previously unissued Units ("Over-Allotment Units"), consisting of 199,999 previously unissued shares of Common Stock ("Over- Allotment Common Stock"), 199,999 previously unissued Warrants ("Over-Allotment Warrants") and 199,999 previously unissued shares of Common Stock underlying the Over-Allotment Warrants ("Over-Allotment Underlying Common Stock");


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CTI Industries Corporation
July 24, 1997
Page 2



                  3.  Of  133,333  previously  unissued  underwriter's  purchase options ("Underwriter's Purchase Options"), consisting of 133,333 previously unissued Units ("Underwriter's Units"), consisting of 133,333 previously unissued shares of Common Stock ("Underwriter's Common Stock"), 133,333 previously unissued Warrants ("Underwriter's Warrants") and 133,333 previously unissued shares of Common Stock underlying the Underwriter's Warrants ("Underwriter's Underlying Common Stock").

         The Registration Statement, as amended, is herein referred to as the "Registration Statement".

         We have acted as securities counsel for the Company in connection with the transactions that are the subject matter of the Registration Statement and are familiar with the various corporate proceedings relating thereto. In connection with the Registration Statement, we have examined such corporate records of the Company and such other instruments, documents and certificates as we have deemed necessary as a basis for this opinion. For purposes of this opinion, we have assumed (i) the accuracy and completeness of all data supplied by the Company, its officers, directors or agents, (ii) that the transactions set forth in the Registration Statement are consummated as set forth therein,
(iii) that the Commission shall have issued an order under the Securities Act of 1933, as amended, declaring effective the Registration Statement, and (iv) that all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States of America shall have been obtained.

         Based upon the foregoing, we are of the opinion that the Units, the Common Stock, the Warrants, the Underlying Common Stock, the Over-Allotment Units, the Over-Allotment Common Stock, the Over-Allotment Warrants, the Over-Allotment Underlying Common Stock, the Underwriter's Purchase Options, the Underwriter's Units, the Underwriter's Common Stock, the Underwriter's Warrants and the Underwriter's Underlying Common Stock to be sold in accordance with the Registration Statement, are duly authorized and upon issuance, delivery and sale thereof, for the consideration specified in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part of, or as an exhibit to, any document that may be filed with respect to the proposed transactions under the securities laws of the various states and other jurisdictions of the United States. We also consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as the counsel that will pass upon certain legal matters for the Company in connection with the sale of the Company's securities.


                                Very truly yours,


      /s/ Fishman Merrick Miller Genelly Springer Klimek & Anderson, P.C.
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          Fishman Merrick Miller Genelly Springer Klimek & Anderson, P.C.